Exhibit 99.1

Contact: Jonathan Lloyd Jones Vice President & CFO Columbia Laboratories, Inc. (617) 639-1500 FOR IMMEDIATE RELEASE	Tricia Truehart Senior Associate The Trout Group LLC (646) 378-2953

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results

BOSTON, MA – March 5, 2014 - Columbia Laboratories, Inc. (Nasdaq: CBRX) today announced financial results of the three- and twelve-month periods ended December 31, 2013.

Financial highlights for the fourth quarter of 2013:

•	Total net revenues grew 10% to $7.8 million compared to $7.1 million in the fourth quarter of 2012.

•	GAAP income from operations was $0.8 million compared to $1.0 million in the fourth quarter of 2012.

•	GAAP diluted earnings per share (EPS) was $0.06 compared to GAAP diluted EPS of $0.09 in the fourth quarter of 2012.

•	Non-GAAP adjusted net income was $1.0 million, or $0.08 per diluted share, compared to $1.9 million, or $0.17 per diluted share, in the fourth quarter of 2012.

Financial highlights for full-year 2013:

•	Total net revenues grew 13% to $29.2 million compared to $25.8 million in 2012.

•	GAAP income from operations was $5.9 million compared to $2.8 million in 2012.

•	GAAP diluted EPS was $0.52 compared to $0.26 in 2012.

•	Non-GAAP adjusted net income was $8.2 million, or $0.73 per diluted share, compared to $4.3 million or $0.39 per diluted share in 2012.

“2013 was a transformative year for Columbia, highlighted by our acquisition of Molecular Profiles. This world-class provider of pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services was a key contributor to our double digit revenue growth, and the combined entity is benefitting from multiple synergies,” said Frank Condella, Columbia’s president and CEO. “We entered 2014 with a strong balance sheet and the right elements in place to deliver long-term revenue growth.”

Fourth Quarter Financial Highlights

Revenues: For the fourth quarter of 2013, revenues increased 10% to $7.8 million as compared with $7.1 million for the same period in 2012. Product revenues from Merck Serono S.A. (Merck Serono) were $3.5 million, a decrease of $1.4 million or 29% as compared to $4.9 million in the fourth quarter of 2012. The decrease primarily reflects the absence of CRINONE® (progesterone gel) orders from one of Merck Serono’s higher-volume, higher-margin markets during the fourth quarter of 2013. This was due to Merck Serono not shipping CRINONE into this market during a routine license renewal period. During the first three quarters of 2013, Merck Serono increased product shipments in order to meet anticipated inventory requirements for this market during the renewal period. There were no product revenues from Actavis Inc. (Actavis) in the fourth quarter of 2013, as compared to $1.2 million in the fourth quarter of 2012.

Service revenues were $3.0 million for the three months ended December 31, 2013. This was the Company’s first full quarter of service revenues following the acquisition of Molecular Profiles in September, 2013.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 2

Gross Profit/Margin: Gross profit for the fourth quarter of 2013 was $3.5 million, compared to $4.0 million for the same period in 2012. Gross profit as a percentage of total revenues was 44% for the fourth quarter of 2013, compared to 56% in the fourth quarter of 2012. The lower gross margin primarily reflects the absence of sales to Merck Serono for one of its higher-volume, higher-margin markets during the fourth quarter of 2013.

Operating Expenses: Operating expenses decreased to $2.7 million for the fourth quarter of 2013, compared to $3.0 million for the fourth quarter of 2012.

Net Income: The Company recorded net income of $1.1 million, or $0.09 per basic and $0.06 per diluted share, for the fourth quarter of 2013, compared to net income of $2.6 million, or $0.24 per basic and $0.09 per diluted share, for the fourth quarter of 2012. Non-GAAP adjusted net income was $1.0 million, or $0.08 per fully diluted share, for the fourth quarter of 2013, compared to $1.9 million, or $0.17 per fully diluted share, for the fourth quarter of 2012. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Full Year 2013 Financial Highlights:

Revenues: Total revenues for the year ended December 31, 2013 were $29.2 million, an increase of $3.4 million or 13% over the prior year. Full year revenues included $21.3 million in product revenues from Merck Serono, an increase of $4.1 million or 24% from the prior year. There were no product revenues from Actavis in 2013, as compared to $4.3 million in 2012.

Service revenues from our wholly-owned subsidiary, Molecular Profiles, which we acquired on September 12, 2013, were $3.6 million.

Gross Profit/Margin: For the year ended December 31, 2013, gross profit increased to $16.0 million as compared to $13.0 million for 2012, and the gross margin increased from 50% to 55%, primarily driven by increased sales to Merck Serono for its higher-volume, higher-margin countries.

Operating Expenses: Operating expenses for the year ended December 31, 2013, were $10.1 million, a decrease of $0.1 million compared to the prior year.

Net Income: The Company recorded net income of $6.7 million, or $0.59 per basic and $0.52 per diluted share, for the year ended December 31, 2013, compared to net income of $9.9 million, or $0.91 per basic and $0.26 per diluted share, for the prior year. Non-GAAP adjusted net income was $8.2 million, or $0.73 per fully diluted share outstanding, compared to $4.3 million, or $0.39 per fully diluted share outstanding for the prior year. The reconciliation of net income to Non-GAAP adjusted net income is included at the end of this press release.

Balance Sheet

Cash and cash equivalents were $20.7 million at December 31, 2013. Cash flow from operations generated during the three- and twelve-month periods ended December 31, 2013 was $2.1 million and $7.1 million, respectively.

Financial Outlook

CRINONE revenues fluctuate from quarter-to-quarter and year-to-year based in part on the timing of product batch shipments to Merck Serono. As previously disclosed, Merck Serono built up its inventory of CRINONE during the first three quarters of 2013 for one of its higher-volume, higher-margin markets in anticipation of a routine license renewal. During the renewal period, which commenced in the fourth quarter of 2013 and is expected to continue through the first half of 2014, Merck Serono is not expected to ship CRINONE into this market. As a result of the shift in timing of these batch orders, product revenue from Merck Serono was lower for the fourth quarter of 2013; this is expected to continue through the first half of 2014. The Company expects underlying CRINONE worldwide in-market sales will continue to increase throughout 2014 and beyond, driven by Merck Serono’s continued growth in emerging markets and entry into new markets.

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 3

The Company does not expect any future product revenue from Actavis; in early 2014, Actavis launched a next-generation CRINONE product for the U.S. market, which it is manufacturing in-house. The Company expects to continue receiving a 10% royalty on Actavis’ U.S. net sales of CRINONE through mid-2020.

Columbia expects to maintain a positive cash flow from operations going forward.

Conference Call

As previously announced, Columbia’s management will hold a conference call to discuss financial results for the fourth quarter and year ended December 31, 2013, as follows:

Date:	Wednesday, March 5, 2014
Time:	8:30 am EST
Dial-in numbers:	Toll-free: (877) 870-4263 (U.S.) or (855) 669-9657 (Canada)
International: (412) 317-0790
Conference ID:	10040650
Webcast (live & archive):	www.columbialabs.com, under ‘Investor’ or click here

The teleconference replay will be available approximately one hour after completion through Tuesday, March 11, 2014, at (877) 344-7529 (U.S.) or (412) 317-0088. The conference ID for the replay is 10040650. The archived webcast will be available for one year via the aforementioned URLs.

Non-GAAP Financial Presentation

To supplement our consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), Columbia uses non-GAAP measures. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with U.S. GAAP. The non-GAAP financial measures included in this press release exclude acquisition-related costs, severance and relocation costs associated with the workforce reduction and relocation from Livingston, New Jersey to Boston, Massachusetts, and the change in the fair value of stock warrants. This exclusion may be different from, and therefore not comparable to, similar measures used by other companies.

Columbia’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding certain expenses and expenditures that may not be indicative of our core business operating results. Columbia believes that both management and investors may benefit from referring to these non-GAAP financial measures in assessing Columbia’s performance and when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate management’s internal comparisons to Columbia’s historical performance and our competitors’ operating results. Columbia believes that these non-GAAP measures may be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making.

About Columbia Laboratories

Columbia Laboratories, Inc. provides pharmaceutical development, clinical trial manufacturing, and advanced analytical and consulting services to the pharmaceutical industry. The Company has a successful heritage in pharmaceutical research and development, particularly in women’s healthcare and drug delivery. Its most successful product to date, CRINONE® 8% (progesterone gel), is marketed by Actavis, Inc. in the U.S. and by Merck Serono S.A. in over 60 additional countries worldwide. For more information, please visit www.columbialabs.com.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: This communication contains forward-looking statements, which statements are indicated by the words “may,” “will,” “plans,” “believes,” “expects,” “anticipates,” “potential,” “should,” and similar expressions. These include all statements relating to expected financial performance, including, without limitation, statements involving revenue projections for fiscal 2014, the expected timing of the license renewals, the potential for CRINONE’s entry into new markets, and the Company’s future growth prospects. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 4

materially from those projected in the forward-looking statements. These statements are based on management’s expectations and customer forecasts as of March 5, 2014. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. Factors that might cause future results to differ include, but are not limited to, the following: Actavis’ and Merck Serono’s success in marketing CRINONE for use in infertility in their respective markets; changes in timing and quantity to Merck Serono’s CRINONE supply orders; timely and successful renewals by Merck Serono of the license for CRINONE in major ex-U.S. markets; Merck Serono’s success in gaining entry to new markets for CRINONE; the successful launch by Actavis of the next-generation vaginal progesterone product for the U.S. market; our ongoing ability to retain current and attract new customers; difficulties or delays in manufacturing; the availability and pricing of third-party sourced products and materials; successful compliance with FDA, MHRA and other governmental regulations applicable to manufacturing facilities, products and/or businesses; changes in the laws and regulations; the ability to obtain and enforce patents and other intellectual property rights; the impact of patent expiration; the impact of competitive products and pricing; our inability to maintain effective internal controls over reporting; the strength of the United States dollar relative to international currencies, particularly the euro, British pound and the Swiss franc; competitive, economic, and regulatory factors in the pharmaceutical and healthcare industry; general economic conditions; and other risks and uncertainties that may be detailed, from time-to-time, in Columbia’s reports filed with the SEC, including, but not limited to, its Annual Report on Form 10-K for the period ended December 31, 2012. Columbia does not undertake any responsibility to revise or update any forward-looking statements contained herein, except as expressly required by law.

CRINONE® is a registered trademark of Actavis, Inc. in the U.S. and of Merck Serono S.A. outside the U.S.

Molecular Profiles™ is a trademark of Molecular Profiles Ltd., a wholly-owned subsidiary of Columbia Laboratories, Inc.

(tables follow)

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 5

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Revenues
Product revenues	$3,488,278	$4,931,203	$21,336,458	$17,925,954
Product revenues from related party	—	1,197,920	—	4,304,519
Service Revenues	2,996,753	—	3,640,453	—
Royalties	110,480	48,358	394,491	380,473
Royalties from related party	911,707	879,297	3,436,173	3,079,379
Other revenues	300,000	34,484	418,877	138,052

Total net revenues	7,807,218	7,091,262	29,226,452	25,828,377

Cost of product revenues	2,482,502	3,132,640	10,903,459	12,788,264
Cost of service revenues	1,857,833	—	2,347,426	—

Total cost of revenues	4,340,335	3,132,640	13,250,885	12,788,264

Gross profit	3,466,883	3,958,622	15,975,567	13,040,113

Operating expenses
Sales and marketing	360,173	—	438,950	—
Research and development (net of reimbursement from related party: three months 2012 - $0; twelve months 2012 - $435,199)	—	(85,903)	—	770,642
Acquisition related expenses	183,422	—	1,623,368	—
General and administrative	2,156,647	3,083,402	8,038,283	9,459,963

Total operating expenses	2,700,242	2,997,499	10,100,601	10,230,605

Income from operations	766,641	961,123	5,874,966	2,809,508

Interest (expense) income, net	(24,474)	56,949	71,279	238,033
Change in fair value of stock warrants	316,599	1,595,530	794,280	6,995,099
Other income (expense), net	42,978	15,428	(14,187)	(122,660)

Income before income taxes	1,101,744	2,629,030	6,726,338	9,919,980
Income tax provision (benefit)	14,390	(2,311)	22,564	2,707

Net income	$1,087,354	$2,631,341	$6,703,774	$9,917,273

Diluted net income per share	$0.06	$0.09	$0.52	$0.26

Diluted weighted average shares outstanding	12,062,346	11,069,125	11,273,456	11,063,034

Basic net income per share	$0.09	$0.24	$0.59	$0.91

Basic weighted average shares outstanding	12,045,601	10,916,358	11,259,347	10,914,476

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 6

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31, 2013	December 31, 2012
	(Unaudited)
Assets:
Cash and cash equivalents	$20,715,414	$13,204,067
Short-term investments	—	15,433,967
Accounts receivable, net	8,097,032	3,353,636
Inventories	2,583,455	2,626,606
Prepaid expenses and other current assets	831,138	1,284,279

Total current assets	32,227,039	35,902,555

Property and equipment, net	13,226,330	927,227
Intangibles, net	2,828,451	—
Goodwill	11,151,925	—
Deferred tax assets	570,033	—
Other noncurrent assets	88,682	38,882

Total Assets	$60,092,460	$36,868,664

Liabilities and stockholders’ equity:
Accounts payable	$2,805,112	$1,435,660
Accrued expenses	2,488,096	2,216,524
Deferred revenue	753,979	93,750
Note payable	250,162	—

Total current liabilities	6,297,349	3,745,934

Deferred revenue, net of current portion	2,242,746	33,526
Note payable, net of current portion	3,745,275	—
Common stock warrant liability	379,468	1,173,747

Total Liabilities	12,664,838	4,953,207

Commitments and Contingencies
Series C preferred stock	550,000	550,000

Total stockholders’ equity	46,877,622	31,365,457

Total liabilities and stockholders’ equity	$60,092,460	$36,868,664

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 7

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Income from operations	$766,641	$961,123	$5,874,966	$2,809,508

Non-GAAP adjustments to income from operations:
Acquisition related expenses	183,422	—	1,623,368	—
Costs associated with severance and relocation	24,000	905,872	651,794	1,389,209

Total Non-GAAP adjustments to income from operations	207,422	905,872	2,275,162	1,389,209

Non-GAAP adjusted income from operations	$974,063	$1,866,995	$8,150,128	$4,198,717

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Net income	$1,087,354	$2,631,341	$6,703,774	$9,917,273

Non-GAAP adjustments to net income:

Acquisition related expenses	183,422	—	1,623,368	—
Costs associated with severance and relocation	24,000	905,872	651,794	1,389,209
Change in fair value of stock warrants	(316,599)	(1,595,530)	(794,280)	(6,995,099)

Total Non-GAAP adjustments to net income	(109,177)	(689,658)	1,480,882	(5,605,890)

Non-GAAP adjusted net income	$978,177	$1,941,683	$8,184,656	$4,311,383

4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com

Columbia Laboratories Reports Fourth Quarter and Full Year 2013 Financial Results March 5, 2014	Page 8

COLUMBIA LABORATORIES, INC. AND SUBSIDIARIES

Reconciliation of GAAP Income Statement Measures to Non-GAAP Income Statement Measures (Unaudited)

(Continued)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2013	2012	2013	2012
Diluted net income per share	$0.06	$0.09	$0.52	$0.26

Acquisition related expenses	0.02	—	0.14	—
Costs associated with severance and relocation	0.00	0.08	0.06	0.13

Change in fair value of stock warrants	—	—	—	—

Total Non-GAAP adjustments to net income	0.02	0.08	0.20	0.13
Non-GAAP diluted adjusted net income per share	$0.08	$0.17	$0.73	$0.39

Weighted average shares used to compute diluted net income per share	12,062,346	11,069,125	11,273,456	11,063,034

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4 Liberty Square — Fourth Floor — Boston, MA 02109

TEL: (617) 639-1500 — FAX: (617) 482-0618 — http://www.columbialabs.com